Exhibit 99.2

Hong Yu Appointed President of Biostage

Holliston, MA – May 31, 2018 - Biostage, Inc. (OTCQB: BSTG), a biotechnology company developing bioengineered organ implants to treat life-threatening conditions of the esophagus, bronchus and trachea, has elected Hong Yu as President, effective May 29, 2018. Mr. Yu brings a depth of experience in cross-border business development to the Company. Over the past several months, Mr. Yu has assisted in sourcing several private placement investments for the Company. He will report to CEO Jim McGorry and be responsible for raising capital to advance our Cellframe™ technology from pre-clinical studies to clinical trials, in addition to leading development for China expansion.

Mr. Yu is a seasoned executive with extensive knowledge in strategic analytics, wealth management, and investment research. Prior to Biostage, Mr. Yu was most recently a Senior Vice President responsible for strategic analytics at Bank of America, where he was employed for nearly 20 years. During his career, Mr. Yu has built strong business connections in various industries, including biotech/healthcare, financial services, and robotics/artificial intelligence. He developed an expertise in matching emerging companies with cross-border investors, often providing U.S. companies with market access to the vast capital supply in China. Mr. Yu graduated from Huanggang High School (Hubei, China) in 1990 and obtained a B.S. in Biophysics from Peking University (Beijing, China), and M.S. in Biostatistics from School of Public Health, University of Illinois (Chicago, IL). Mr. Yu is a charterholder of Chartered Financial Analyst (CFA). Mr. Yu commented, "I am excited to join Biostage as the company advances its technology to improve the solutions and outcomes for esophageal cancer patients and children suffering from esophageal atresia. I will continue my efforts toward raising cross-border investments to enhance Biostage’s ability to advance our Cellframe technology and I look forward to helping lead the company’s market expansion into China, which has half of the new esophageal cancer patients worldwide every year."

Biostage CEO Jim McGorry commented, “I am pleased to welcome Hong to Biostage as President. Hong has been essential regarding connecting new investors to the Company which has enabled us to extend our operational runway and advance our esophageal implant product candidates towards Investigational New Drug applications, which we anticipate to occur in 2019. His experience building relationships between investors, companies, and other stakeholders will be instrumental as we advance our products and expand into China.”

About Biostage, Inc.

Biostage is a biotechnology company developing bioengineered organ implants based on the Company's Cellframe™ technology which combines a proprietary biocompatible scaffold with a patient's own stem cells to create Cellspan organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to development expectations and regulatory approval of any of Biostage’s products, including those utilizing its Cellframe™ technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of Biostage’s products, including those utilizing its Cellframe™ technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, Biostage’s ability to obtain and maintain regulatory approval for its products; Biostage’s ability to expand into foreign markets, including China; plus other factors described under the heading "Item 1A. Risk Factors" in Biostage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 or described in its other public filings. Biostage’s results may also be affected by factors of which Biostage is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:

Tom McNaughton

Chief Financial Officer

774-233-7300

tmcnaughton@biostage.com